UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2018

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On November 7, 2018, TSR, Inc. (“TSR” or the “Company”) received notice of a complaint filed in the Delaware Court of Chancery on November 6, 2018, by Susan Paskowitz, a stockholder of TSR. Ms. Paskowitz purports to bring the complaint directly, and in the alternative, derivatively on behalf of the Company, against Fintech Consulting LLC (“Fintech”), all current members of the Board of Directors of TSR (the “Board”), and TSR as a nominal defendant. The Company is reviewing the complaint and intends to vigorously defend this matter.

As previously disclosed, the Company was recently served with two separate complaints. On October 16, 2018, Ms. Paskowitz, the same plaintiff as in the newly filed complaint, previously filed a separate class action lawsuit in New York asserting claims on behalf of all minority TSR stockholders against the Company, Joseph F. and Winifred M. Hughes, current and former TSR directors, as well as stockholders Zeff Capital, L.P. (“Zeff”), QAR Industries, Inc. (“QAR”), and Fintech Consulting LLC (“Fintech”) (together, the “Zeff Group”). In addition, on November 1, 2018, Fintech filed a stockholder derivative lawsuit on behalf of the Company against all current members of the Board alleging that the Board breached its fiduciary duties by approving certain anti-takeover measures, including a stockholder rights plan.

Ms. Paskowitz’s Delaware complaint alleges that the stockholder rights plan adopted by TSR is reasonable and that the relief Fintech seeks in its derivative suit is excessive and not in the best interest of stockholders. The complaint additionally alleges that the Board’s approval of a change-in-control agreement with Christopher Hughes, the Company’s President, CEO, and Chairman of the Board, and an amendment to the by-laws of the Company eliminating the stockholders’ right to call a special meeting of stockholders, are unreasonable and were adopted in breach of the Board’s fiduciary duties.

The complaint seeks declaratory relief. It requests that the court (i) reject Fintech’s challenge to the Board’s adoption of a stockholder rights plan; (ii) void Christopher Hughes’ change-in-control agreement; and (iii) void the special meeting amendment. Although the Company is named as a nominal defendant, there are no claims against the Company, and the complaint states that it names the Company solely to effectuate equitable or declaratory relief if granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

Date: November 8, 2018	By:	/s/ John G. Sharkey
John G. Sharkey
Vice President, Finance and Secretary

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